Exhibit 10.36

FOURTH AMENDMENT OF LEASE

THIS AMENDMENT made and entered into as of the 31st day of October, 2008 by and between Rodger P. Nordblom and Peter C. Nordblom, as Trustees of Northwest Associates (“Landlord”) and LeMaitre Vascular, Inc. (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into a lease dated March 31, 2003, as amended by the First Amendment of Lease dated May 21, 2004, by the Second Amendment of Lease dated May 21, 2007 and by the Third Amendment of Lease dated February 26, 2008 (collectively the “Lease”) for the Premises containing 27,098 rentable square feet in the building located at 63 Second Avenue, Burlington, Massachusetts; and

WHEREAS, Landlord and Tenant would like to extend the term of the Lease for an additional two (2) Years expiring on September 30, 2011;

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree that the Lease shall be modified and amended as follows:

1. The Expiration Date as contained in Section 1.1 of the Lease, shall be changed to September 30, 2011.

2. Effective as of October 1, 2009, the Annual Fixed Rent Rate and the Monthly Fixed Rent Rate specified in Section 1.1 of the Lease shall be changed to $298,068 and $24,839.00 respectively through September 30, 2011.

3. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

As amended hereby, the Lease is ratified and confirmed in all respects, and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Fourth Amendment of Lease under seal as of the date first written above.

LANDLORD:

/s/ Peter C. Nordblom
As Trustee and not individually

/s/ Rodger P. Nordblom
As Trustee and not individually

TENANT:

LEMAITRE VASCULAR, INC.

By:	/s/ Trent G. Kamke
Print Name: Trent G. Kamke
Print Title: Senior VP – Operations Hereunto duly authorized

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